Exhibit (22)


                                AMSTAR CORPORATION
                                   Subsidiaries

                                               JURISDICTION OF
                   NAME                         INCORPORATION


           Amstar Technical Products
               Company, Inc.                     Delaware


           Akadvans Corporation                  Delaware

           Milrem Corp.                          Delaware

           Milwaukee Electric Tool               Delaware
           Corporation


           Milwaukee Electric Tool (Canada) Ltd. Canada

           Milwaukee Electric Tool,              Mexico
           S.A. de C.V.

           Teckel, lnc.                          Delaware